Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Amendment No. 7 to the statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of MDU Communications International, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned, hereby execute this Agreement this 22nd day of November, 2011

SC FUNDAMENTAL VALUE FUND, L.P.

By:	SC Fundamental LLC, as General Partner

By:	/s/ Neil H. Koffler,
Neil H. Koffler, Member

SC FUNDAMENTAL LLC

By:	/s/ Neil H. Koffler,
Neil H. Koffler, Member

SC FUNDAMENTAL VALUE BVI, LTD.

By:	SC Fundamental BVI, Inc., as managing general partner of investment manager

By:	/s/ Neil H. Koffler,
Neil H. Koffler, Vice President

SC-BVI PARTNERS

By:	SC Fundamental BVI, Inc., as managing general partner

By:	/s/ Neil H. Koffler,
Neil H. Koffler, Vice President

PMC-BVI, INC.

By:	/s/ Neil H. Koffler,
Neil H. Koffler, Secretary

By:	/s/ Neil H. Koffler,
Neil H. Koffler, Vice President

/s/ Neil H. Koffler,
Neil H. Koffler as Attorney-in-Fact for
Peter M. Collery (1)

/s/ Neil H. Koffler,
Neil H. Koffler

/s/ Neil H. Koffler,
Neil H. Koffler as Attorney-in-Fact for John T. Bird (2)

/s/ Neil H. Koffler,
Neil H. Koffler as Attorney-in-Fact for David A. Hurwitz (3)

SC FUNDAMENTAL LLC EMPLOYEE SAVINGS AND PROFIT SHARING PLAN

By:	/s/ Peter M. Collery
Peter M. Collery, Trustee

(1)
Executed by Neil H. Koffler as Attorney-in-Fact for Peter M. Collery.  The Power of Attorney for Mr. Collery is attached as Exhibit 3 to the Amendment No. 3 to the Statement on Schedule 13G with respect to the Common Stock of BFC Financial Corporation, filed on February 4, 2010, and is incorporated herein by reference.

(2)
Executed by Neil H. Koffler as Attorney-in-Fact for John T. Bird.  The Power of Attorney for Mr. Bird is attached hereto as Exhibit 3 to the Statement on Schedule 13G with respect to the Common Stock of First Financial Northwest Inc., filed on September 17, 2011.

(3)
Executed by Neil H. Koffler as Attorney-in-Fact for David A. Hurwitz. The Power of Attorney for Mr. Hurwitz is attached hereto as Exhibit 4 to the Statement on Schedule 13G with respect to the Common Stock of First Financial Northwest Inc., filed on September 17, 2011.

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